UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 2)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LYONDELL CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

95-4160558

(I.R.S. Employer I.D. No.)

1221 McKinney Street, Suite 700, Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
RIGHTS TO PURCHASE COMMON STOCK	NEW YORK STOCK EXCHANGE, INC.

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instructions A. (c) (1), please check the following box. ☐

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. ☐

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

(Title of Class)

This Amendment No. 2 hereby amends the Registration Statement on Form 8-A/A filed by Lyondell Chemical Company (formerly Lyondell Petrochemical Company) on December 6, 2005 relating to the Rights to Purchase Common Stock.

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

On November 15, 2006, we entered into an amendment to our rights agreement to remove American Stock Transfer & Trust Company as rights agent and to substitute Computershare Trust Company, N.A. as rights agent. The rights agreement was originally entered into by the company on December 8, 1995, and was amended effective as of August 22, 2002, January 1, 2003, December 1, 2005 and November 15, 2006.

Investors should read the rights agreement, as amended, for details regarding its provisions. We have incorporated by reference a copy of the rights agreement and the previous amendments thereto filed with the Securities and Exchange Commission as an exhibit to this registration statement on Form 8-A/A.

ITEM 2.	EXHIBITS.

4.1	Rights Agreement dated as of December 8, 1995, which includes as Exhibit A the form of Rights Certificate and as Exhibit B the Summary of Rights to Purchase Common Stock. (Incorporated by reference to Exhibit 1 to the Company’s Current Report on Form 8-K dated as of December 12, 1995 (File No. 1-10145).) Pursuant to the rights agreement, rights certificates will not be mailed until after the distribution date (as defined in the rights agreement).

4.2	Amendment to Rights Agreement dated August 22, 2002. (Incorporated by reference to Exhibit 4.4 to the Company’s Form 8-K dated as of August 22, 2002 (File No. 1-10145).)

4.3	Agreement of Substitution and Amendment of Rights Agreement dated January 1, 2003. (Incorporated by reference to Exhibit 4.6(b) to the Company’s Form 10-K for the year ended December 31, 2002 (File No. 1-10145).)

4.4	Amendment to Rights Agreement dated December 1, 2005. (Incorporated by reference to Exhibit 4.4 to the Company’s Form 8-A/A filed on December 6, 2005 (File no. 1-10145).)

4.5	Amendment to Rights Agreement dated effective as of November 15, 2006.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LYONDELL CHEMICAL COMPANY

Date: November 15, 2006	By:	/s/ Kerry A. Galvin
	Name:	Kerry A. Galvin
	Title:	Senior Vice President and General Counsel

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